Exhibit (g)(3)



               IN THE COURT OF CHANCERY IN THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

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CHARLES MILLER,                                         :
                                                        :
                           Plaintiff,                   :
                                                        :
               v.                                       :
                                                        :
DANIEL INDUSTRIES, INC., EMERSUB                        :
LXXIV,  INC., RONALD C. LASSITER,                       :
THOMAS J. KEEFE, MICHAEL M.                             : Civil Action No. 17175
CARROLL, W.A. GRIFFIN, BRIAN E.                         :
O'NEILL, RALPH F. COX, LEO E. LINBECK,                  :
JR., NATHAN M. AVERY and GIBSON                         :
GAYLE, JR.,                                             :
                                                        :
                           Defendants.                  :
                                                        :
                                                        :
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                       MOTION FOR PRELIMINARY INJUNCTION

     Plaintiff hereby moves, pursuant to Court of Chancery Rule 65, for an
Order:

     1. Preliminarily enjoining defendants and all persons acting in concert with them from proceeding with, consummating or otherwise closing the tender offer by Emersub LXXIV, Inc. ("Emersub") (the "Tender Offer") for all of the issued and outstanding shares of Daniel Industries, Inc. ("Daniel"), and

     2. Requiring defendants to supplement their materials furnished to Daniel's shareholders in connection with the Tender Offer by disclosing all





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material facts and correcting the omissions described in plaintiff's Class
Action Complaint in this action.

     The grounds for this Motion are set forth in plaintiff's Class Action Complaint and will be more fully set forth in plaintiff's opening brief and other papers to be filed in support of this motion.

                         ROSENTHAL, MONHAIT, GROSS & GODDESS, P.A.


                         By: /s/ Norman M. Monhait
                            ---------------------------------------------------
                             Suite 1401, Mellon Bank Center
                             P.O. Box 1070
                             Wilmington, DE 19899-1070
                             (302) 656-4433
                             Attorneys for Plaintiff

OF COUNSEL:

GOODKIND LABATON RUDOFF
  & SUCHAROW LLP
Suite 1200
100 Park Avenue
New York, NY 10017-5563
(212) 907-0700

May 21, 1999






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